UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2025
Sun Country Airlines Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road
Minneapolis, Minnesota	55450
(Address of principal executive offices)	(Zip Code)
(651) 681-3900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 17, 2025, Sun Country, Inc., a wholly-owned subsidiary of Sun Country Airlines Holdings, Inc., entered into that certain Credit Card Program Agreement with Synchrony Bank (the “Agreement”). The Agreement provides for a new co-brand credit card program between the parties. Subject to certain exceptions, the Agreement has a term of seven years following the launch of the co-brand credit card program with automatic successive one year renewal terms. The co-brand credit card program is anticipated to launch in the fourth quarter of 2025.

The description of the Agreement herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1+	Co-Brand Marketing Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain Items in this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2025	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
		Name:	Erin Rose Neale
		Title:	Senior Vice President, General Counsel and Secretary